INLAND DIVERSIFIED REAL ESTATE TRUST, INC.®



KOHL'S
LOWE'S
PETSMART

4Q 2013 FLASHREPORT | Data as of December 31, 2013

PORTFOLIO SUMMARY

Total Assets .... $2.3 billion

Debt to Total Assets[1] 54%

Total Number of Properties 143

Total Square Feet .... 12.5 million

Economic Occupancy 97.2%

FINANCIAL SUMMARY

Cash Flow From Operations .... $84.3 million

Funds From Operations[2] .... $89 million

Distributions Paid[3] .... $69.8 million

Annual Distribution Rate 6.0%

TOP TENANTS[4]

	# OF LEASES	% OF ABR
KOHL'S	10	4.3%
Walgreens	14	4.1%
DOLLAR GENERAL	44	2.9%
PETSMART	15	2.4%
ROSS DRESS FOR LESS	12	2.1%
TOTAL	95	15.8%

GEOGRAPHIC DIVERSITY



WA
OR 0.8%
CA 1.0%
NV 12.0%
ID
MT
WY
UT 3.4%
AZ 1.2%
CO
NM
ND
SD
NE 0.5%
KS
OK 5.3%
TX 6.9%
MN
IA
MO 3.6%
AR 1.1%
LA 2.0%
WI 4.4%
IL 1.8%
MI
IN 1.6%
OH 0.3%
KY
TN 1.4%
MS 0.2%
AL 3.2%
GA 3.3%
FL 14.7%
SC
NC 5.3%
VA 4.7%
WV
PA 0.6%
NY 7.4%
VT
NH 1.2%
ME
MA 1.8%
RI 1.2%
CT 2.9%
NJ 4.6%
DE 0.3%
Washington D.C.
MD 1.3%

PERCENT OF TOTAL ANNUALIZED BASE RENTS ("ABR") AS OF DECEMBER 31, 2013

NO ASSETS | 2.00% OR LESS | 2.01% TO 4.99% | 5.00% OR GREATER

[1]Includes mortgages, credit facility and securities margin payable.

[2]Funds From Operations ("FFO"): A commonly accepted and reported measure of REIT operating performance. As defined by the National Association of Real Estate Investment Trusts, FFO is equal to a REIT's net income calculated in accordance with U.S. GAAP, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization, real estate impairment charges, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. Inland Diversified's FFO was calculated as disclosed in its Annual Report on Form 10-K for the year ended December 31, 2013 (the "10-K") as follows (in thousands): net income (loss) attributable to common stockholders of $(283); add depreciation and amortization related to investment properties of $89,282 equals FFO of $88,999.

[3]Inland Diversified's distributions for the year ended December 31, 2013 were funded from cash flows from operations determined in accordance with U.S. GAAP. Inland Diversified intends to continue paying distributions for future periods in the amounts and at times as determined by its board of directors. The actual amount and timing of distributions is not guaranteed and depends on the amount of funds available.

[4]Represents the percentage of consolidated annualized base rental revenue for the year ended December 31, 2013 as stated in the 10-K.

This material is neither an offer to sell nor a solicitation of an offer to buy any security, which can be made only by a prospectus filed or registered with appropriate state and federal regulatory agencies, and sold only by broker dealers authorized to do so.

Inland Diversified | 2901 Butterfield Road | Oak Brook, IL 60523 | 800.826.8228 | www.inlanddiversified.com

4Q 2013 FLASHREPORT Data as of December 31, 2013

TENANTS BY CATEGORY
Based on Total Square Feet


Other
1.3%
Electronics
2.0%
Health, Doctors & Health Food
3.2%
Pet Supplies
3.2%
Commercial Office
3.3%
Industrial
3.3%
Consumer Services, Salons, Cleaners & Banks
3.4%
Multi-Family
3.6%
Sporting Goods
4.9%
Home Goods
5.4%
Restaurants & Fast Food
5.8%
Clothing & Accessories
5.8%
Home Improvement
6.2%
Department
9.1%
Lifestyle, Health Clubs, Books & Phones
10.3%
Grocery
11.9%
Dollar Stores & Off Price Clothing
17.3%

Important Disclosures

This material is neither an offer to sell nor the solicitation of an offer to buy any security, which can be made only by a prospectus, filed or registered with appropriate state and federal regulatory agencies, and sold only by broker dealers authorized to do so. An investment in Inland Diversified Real Estate Trust, Inc. ("Inland Diversified") involves a high degree of risk. Consult Inland Diversified's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for more information on the specific risks.

All properties represented in photographs herein are owned by Inland Diversified or its subsidiaries. The companies depicted in photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization or approval of Inland Diversified by the companies. Further, none of these companies are affiliated with Inland Diversified in any manner.

The Inland name and logo are registered trademarks being used under license. This material has been distributed by Inland Securities Corporation, dealer manager for Inland Diversified. Inland Securities Corporation, member FINRA/SIPC.

Date first published 5/24/11 Current publication 4/14/14 Inventory IDIVFLRV3-5

Inland Diversified | 2901 Butterfield Road | Oak Brook, IL 60523 | 800.826.8228 | www.inlanddiversified.com